Exhibit 10.52

SUBLEASE CONSENT AND AGREEMENT

This Sublease Consent and Agreement (“Agreement”) dated for reference purposes only as February 7, 2002, is made by and among SQUARE 24 ASSOCIATES, a District of Columbia limited partnership (d.b.a. SQUARE 24 ASSOCIATES, L.P.) (“Landlord”), ZAMBA CORPORATION, a Delaware corporation (“Tenant”), and PARK PLACE CAPITAL CORPORATION, a California corporation (“Subtenant”).

RECITALS:

A.            Landlord and Tenant are parties to that certain Office Lease dated as of September 14, 1998 (the “Original Master Lease”), by and between Landlord and The Quicksilver Group (“Quicksilver”) for certain premises within that certain building commonly known as “Hacienda West”, located at 3875 Hopyard Road, Pleasanton, California (the “Original Premises”), as more particularly described in the Original Master Lease.

B.            Quicksilver and Racotek, Inc., a Delaware corporation (“Racotek”), entered into that certain Agreement and Plan of Merger and Reorganization dated as of July 6, 1998 (the “Assignment”) in which Quicksilver was merged into Racotek, and Racotek assumed all of Quicksilver’s interest under the Lease.  Racotek subsequently changed its name to Zamba Corporation, a Delaware corporation.

C.            The Original Master Lease was amended by that certain First Amendment to Lease dated as of October 15, 1998 (the “First Amendment”), and that certain Second Amendment to Lease dated as of December 21, 2000 (the “Second Amendment”), pursuant to which, among other things, the parties added additional space (the “Expansion Space”) to the Original Premises and extended the term of the Original Master Lease.  The Original Premises, together with the Expansion Space, is collectively referred to herein as the “Premises”.  The Original Master Lease, as amended by the Assignment, the First Amendment and the Second Amendment, is referred to herein as the “Master Lease”.

D.            Tenant desires to sublease all of the Premises (the “Subleased Premises”) to Subtenant in accordance with that certain sublease (the “Sublease”) dated January 9, 2002, between Tenant and Subtenant, a copy of which is attached hereto as Exhibit A.

E.             Landlord is willing to agree to consent to the Sublease upon the terms and conditions of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Landlord’s Consent.  Landlord hereby consents to the Sublease in the form attached hereto as Exhibit A.  The Sublease shall not be amended or modified without the prior written consent of Landlord.  This consent is granted only upon the terms and conditions of this Agreement, and Tenant and Subtenant hereby agree to each of such terms and conditions.

2.          Master Lease.

2.1              The Sublease shall be subject and subordinate at all times to the Master Lease and to all of its provisions, covenants and conditions.  Landlord shall not be bound or estopped in any way by any of the terms, covenants, or conditions of the Sublease, nor shall any provision of the Sublease or this Agreement operate as an express or implied consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as an endorsement, representation or warranty of any kind by Landlord regarding the Premises, Tenant, the Master Lease or any other matter, all of which are expressly disclaimed.  In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, as between Landlord and Tenant, the provisions of the Master Lease shall prevail unaffected by the Sublease.  Tenant and Subtenant agree that the Sublease is hereby amended to conform to the terms and conditions of this Agreement.

2.2              Notwithstanding any provision of the Sublease to the contrary, including, without limitation, anything contained in the paragraphs entitled “Rent”, “Operating Expenses” and “Miscellaneous”, nothing contained in the Sublease shall alter, amend, expand or reduce any of the obligations of Landlord or Tenant under the Master Lease, nor impose on Landlord any obligation to provide notice to, or obtain consent from, Subtenant with respect to amendments, defaults, waivers or any other matters pertaining to the Master Lease or the Premises.  Except to the extent the Sublease becomes a direct lease between Landlord and Subtenant pursuant to Section 4.1 below, all communications with Landlord regarding the Master Lease, the Premises, the Sublease or Subtenant shall be recognized by Landlord only if made by Tenant, not Subtenant, including without limitation, requests for approvals as required under the Master Lease and requests for any service to be supplied by Landlord to the Subleased Premises.  Tenant consents that Landlord may elect to communicate directly with Subtenant regarding Subtenant’s occupancy of the Subleased Premises or the Sublease without any implied waiver of this provision.  Tenant shall indemnify, protect, defend and hold Landlord harmless from any liability of, or claim against Landlord by Subtenant which arises from Tenant’s failure to timely provide notice to Landlord of requests made by Subtenant to Tenant, as the sublandlord under the Sublease.

2.3              Notwithstanding any provision to the contrary contained in the paragraph entitled “Operating Expenses” of the Sublease, Tenant and Subtenant acknowledge and agree that, pursuant to Section 13 of the Schedule to the Original Master Lease, the Base Year for the Original Premises is 1998, and, pursuant to Section 9 of the Second Amendment, the Base Year for the Expansion Space is 2001.

3.          Relationship with Landlord.

3.1              Except as otherwise provided by law, nothing contained in this Agreement or the Sublease shall be deemed to create privity of contract between Landlord and Subtenant, to make Subtenant a third party beneficiary of the provisions of the Master Lease, or to create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Master Lease. Landlord shall have no obligations nor incur any liability to Subtenant with respect to any warranties of any nature, whether pursuant to the Master Lease or the Sublease, or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, construction, or fitness of the Subleased Premises for Subtenant’s purposes.

3.2              Tenant and Subtenant acknowledge that, pursuant to Section 4 of the Sublease, Subtenant is required to pay the rental amounts required thereunder directly to Landlord.  Such payments to Landlord shall satisfy and discharge Subtenant’s obligation for the payment of rent under the Sublease to the full extent of such payments made to Landlord.

4.          Termination of Master Lease.

4.1              Any termination of the Master Lease for any reason shall constitute, without further act or deed, a termination of the Sublease, provided that Landlord shall have the option, at its sole election, to:

(a)           elect by written notice to continue the Sublease solely with respect to the Subleased Premises without any additional or further agreement of any kind on the part of Subtenant and with the same force and effect as if Landlord, as landlord, and Subtenant, as tenant, had entered into a lease as of the effective date of such expiration, termination or surrender of the Master Lease for a term equal to the then unexpired term of the Sublease, and containing the same terms and conditions as those contained in the Sublease (except as specifically provided in this Agreement), in which event Landlord shall assume Tenant’s obligations as sublandlord thereunder and Subtenant shall attorn to Landlord as landlord on such terms and conditions.

(b)           enter into a lease directly with Subtenant for the balance of the term remaining under the Sublease, for the same consideration and upon the same terms and conditions as in the Sublease.  If Landlord exercises such option, Landlord and Subtenant shall enter into a new lease directly between Landlord and Subtenant upon such terms and conditions.

4.2              If Landlord elects to proceed under either Sections 4.1(a) or 4.1(b) above, in no event shall Landlord be:

(a)           bound by or liable for any rent paid by Subtenant to Tenant; or any security deposit paid by Subtenant to Tenant that is not transferred to Landlord;

(b)           liable for any act or omission of Tenant or for any default of Tenant under the Sublease which occurred prior to Landlord’s assumption;

(c)           subject to any defenses or offsets that Subtenant may have against Tenant which arose prior to Landlord’s assumption; or

(d)           bound by any changes or modifications made to the Sublease without the written consent of Landlord.

5.          Non-Release of Tenant.  Nothing contained in this Agreement or the Sublease, including, without limitation, Subtenant’s obligation to pay Landlord directly, shall be deemed to alter the primary liability of Tenant to pay the Rent and perform all of Tenant’s obligations under the Master Lease (including, without limitation, the payment of all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises), nor release Tenant from its obligations under the Master Lease, nor waive any rights that Landlord may now have or later acquire against Tenant under the Master Lease, except to the extent of Rent received by Landlord from Subtenant.  The acceptance of any sums by Landlord from Subtenant or any third party shall not be deemed a waiver by Landlord of Tenant’s obligation to pay Rent or any other amounts as provided in the Master Lease.  The performance of any obligation required of Tenant under the Master Lease by Subtenant or any third party shall not be deemed a waiver by Landlord of Tenant’s duty to perform such obligation.  Any act or omission by Subtenant or any of its agents, employees or invitees in, on, or about the Premises or the Building, or any act by Subtenant or any of its agents, employees or invitees pursuant to the terms and conditions of the Sublease, shall constitute the act or omission of Tenant.  Any sums that may be payable under the Master Lease by virtue of any act or omission of Subtenant shall be the obligation of Tenant to pay and discharge in accordance with the terms of the Master Lease.

6.             Further Transfers.  The consent of Landlord is limited solely to the Sublease.  Any assignment of the Master Lease or the Sublease or further subletting of any part of the Premises shall be subject to Landlord’s consent as provided in the Master Lease.  Landlord may consent in its absolute and sole discretion to subsequent subleases and assignments of the Sublease or any amendments or modifications to the Sublease without notifying Tenant or anyone else liable under the Master Lease, and without obtaining their consent.  No such action by Landlord will relieve those persons from any liability to Landlord or otherwise with regard to the Subleased Premises, and Tenant and Subtenant waive any provision of California law to the contrary, including without limitation Sections 2787 to 2855, inclusive, of the California Civil Code.  In addition, no provision of the Sublease or this Agreement shall limit Landlord’s right, in the event of a proposed future assignment or subletting of any portion of the Premises, including the Subleased Premises, to recapture such portion of the Premises, including the Subleased Premises, affected by that proposed assignment or subletting, as provided in Section 17.F) of the Master Lease, or to receive any payment required under Section 17.E of the Master Lease, and, without limiting the generality of any of any other provision of this Agreement relating to the Sublease, no provision of the Sublease pertaining to sharing of excess rentals or profits on further subletting shall in any way diminish or affect Landlord’s rights under Section 17 of the Master Lease.

7.            Conditions to Landlord’s Consent.  Landlord’s consent to the Sublease is expressly conditioned on the following:

7.1            Prior to the Subtenant’s taking occupancy of the Subleased Premises, Tenant shall deliver to Landlord certificates of insurance evidencing Subtenant’s compliance with Section 8 of the Master Lease and indicating that Landlord is named as an additional insured on such policies.

7.2            In accordance with Section 17.A of the Master Lease, Tenant shall pay all of Landlord’s attorneys’ fees and other expenses incurred in connection with Landlord’s consent to the Sublease and this Agreement within ten (10) days following Tenant’s receipt of an invoice.

7.3            Tenant shall pay to Landlord as and when required under the Master Lease, the amounts set forth in Section 17.E of the Master Lease regarding Excess Rent.

7.4             Subtenant shall waive to the extent permitted by law, any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Subtenant as the result of any act or omission of Landlord, its agents or employees, as set forth in Section 8.A of the Master Lease.

7.5             Subtenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in or around the Project and arising from the use of the Premises or from any other act or omission, negligence or intentional misconduct of Subtenant, its employees, agents or invitees, or Subtenant’s breach of its obligations under the Sublease or this Agreement, as set forth in Section 8.B of the Master Lease.  Subtenant’s obligations under this Section shall survive the termination of the Sublease.

8.            Representations of Tenant and Subtenant.

8.1            Tenant and Subtenant represent and warrant to Landlord that a true copy of the Sublease, and all agreements relating to Subtenant’s use and occupancy of the Subleased Premises, and all exhibits, addendum, amendments, modifications and supplements thereto, is attached hereto as Exhibit A.

8.2            Tenant and Subtenant represent and warrant to Landlord that, except as set forth in the Sublease and Bill of Sale attached hereto as Exhibit A, Subtenant is not paying to Tenant any rent, additional rent or other consideration whatsoever in connection with the Sublease and/or Subtenant’s use and/or occupancy of the Subleased Premises or any portion thereof (including, but not limited to, payments for Tenant’s assets, trade fixtures, equipment and/or other personal property, goodwill, intangible property and/or any capital stock or other equity ownership of Tenant).

8.3            Tenant and Subtenant represent and warrant to Landlord that Tenant has provided Subtenant with a complete copy of the Master Lease, and Subtenant further represents and warrants to Landlord that Subtenant is familiar with the provisions thereof.

8.4             Tenant and Subtenant represent and warrant that Landlord will not be liable for any brokerage commission or finder’s fee in connection with the consummation of the Sublease or this Agreement.  Tenant and Subtenant, jointly and severally, shall protect, indemnify, defend and hold Landlord harmless from and against any claims for any such commissions, fees or costs, and for all costs, expenses and liabilities incurred in connection with such claims, including, without limitation, attorneys’ fees and costs.

9.           Miscellaneous.

9.1             Should any party to this Agreement bring an action against another party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys’ fees and expenses related to such action, in addition to all other recovery or relief.  A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment.  Attorneys’ fees shall include, without limitation, fees incurred in discovery, contempt proceedings, and bankruptcy litigation.  The non-prevailing party shall also pay the attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment.  The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment on this Agreement.

9.2.            Promptly upon Landlord’s request, Tenant and Subtenant shall execute and deliver such further customary documents and/or instruments and perform such further customary acts as may be required to give full effect to the transaction herein contemplated.

9.3             Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Master Lease.  Captions to the paragraphs and sections in this Agreement are included for convenience only and do not modify any of the terms of this Agreement.  No one party shall be deemed to have drafted this Agreement and it shall be construed according to its fair meaning and not against any party.  All indemnity obligations under this Agreement and any other provision hereof the survival of which is necessary to its enforcement shall survive the expiration or earlier termination of the Sublease and this Agreement.

9.4             LANDLORD, TENANT AND SUBTENANT EACH ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA.  EACH PARTY EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO, EITHER DIRECTLY OR INDIRECTLY, THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.

Landlord’s Initials                       Tenant’s Initials                         Subtenant’s Initials

9.5              Landlord’s consent hereunder shall not be effective until Landlord has received a copy of this Agreement, fully executed with original signatures of Tenant and Subtenant thereon.

9.6              If any provision of this Agreement shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

9.7              This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by all parties. This Agreement shall be construed and enforced in accordance with the laws of the State of California. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

LANDLORD:

SQUARE 24 ASSOCIATES, a District of Columbia limited partnership (d.b.a. Square 24 Associates, L.P.)

By:	Carr Real Estate Services, L.L.C., a Delaware limited liability company
Its:	General Partner
By:	Carr Real Estate Services Partnership, a Delaware partnership
Its:	Sole Member
By:	Carr Realty, L.P., a Delaware limited partnership
Its:	Managing Partner
By:	CarrAmerica Realty Corporation, a Maryland corporation
Its:	General Partner

By:	/s/ Philip L. Hawkins
Philip L. Hawkins
Its:	Chief Operating Officer

TENANT:		SUBTENANT:

ZAMBA CORPORATION, a		PARK PLACE CAPITAL
Delaware corporation		CORPORATION,
a California corporation

By:	/s/ Michael Carrel
		By:	/s/ Jon Daurio
Name:	Michael Carrel
		Name:	Jon Daurio
Title:	CFO
		Title:	EVP